UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Gene Logic Inc.

(Name of Registrant as Specified In Its Charter)

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April 24, 2006

Dear Stockholder:

We are pleased to invite you to the Gene Logic Inc. 2006 Annual Meeting of Stockholders. The meeting will be held on June 1, 2006 at 3:00 p.m. Eastern Time at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878.

Enclosed for your review are a number of important items, including a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2005 Annual Report to Stockholders.

Whether or not you plan to attend, please vote your shares in one of three ways: via Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to vote by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Gene Logic stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely,

J. Stark Thompson, Ph.D.	Mark D. Gessler
Chairman of the Board	Chief Executive Officer and President

GENE LOGIC INC.
610 PROFESSIONAL DRIVE
GAITHERSBURG, MARYLAND 20879

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2006

TO THE STOCKHOLDERS OF GENE LOGIC INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GENE LOGIC INC., a Delaware corporation (the “Company”), will be held on Thursday, June 1, 2006 at 3:00 p.m. Eastern Time at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, for the following purposes:

1. To elect Charles L. Dimmler III and G. Anthony Gorry, Ph.D. as Class III directors to serve for a term of three  years.

2. To approve an Amended and Restated 1997 Equity Incentive Plan (including to authorize the issuance of  restricted stock awards, establish a process for performance-based awards and extend the term of the plan.

3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for  the year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement  thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 7, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

F. Dudley Staples, Jr.
General Counsel and Secretary

Gaithersburg, Maryland

April 24, 2006

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also vote by Internet or telephone. (Please see the instructions for Internet and telephone voting on the proxy card). Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

GENE LOGIC INC.
610 Professional Drive
Gaithersburg, Maryland 20879

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of GENE LOGIC INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 1, 2006, at 3:00 p.m. Eastern Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2006 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company (“Common Stock”) beneficially owned by others to forward to beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, Mellon Investor Services, L.L.C. for a fee estimated at $10,500. No additional compensation will be paid to directors, officers or other regular employees for these services.

VOTING RIGHTS, OUTSTANDING SHARES AND QUORUM

Only holders of record of Common Stock at the close of business on April 7, 2006 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 7, 2006, the Company had outstanding and entitled to vote 31,805,069 shares of Common Stock. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the Annual Meeting.

Each holder of record of Common Stock on the record date above will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominees for election as directors or may “WITHHOLD AUTHORITY” for any or all nominees. With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on these proposals. If a stockholder withholds authority to vote with respect to any nominee for director, the shares held by that stockholder will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. Abstentions from voting on any of the other proposals will be counted as present for purposes of establishing a quorum and will have the same effect as a vote against the proposal. Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether the matters to be voted upon have been approved. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company’s executive offices, 610 Professional Drive, Gaithersburg, Maryland 20879, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

Under the rules of the Securities and Exchange Commission (“SEC”), if a stockholder who wants the Company to include a proposal in the Company’s proxy statement for presentation at the 2007 Annual Meeting, the proposal must be submitted to the Company in writing and be received by the Company at the Company’s executive offices at 610 Professional Drive, Gaithersburg, Maryland 20879, Attention: Corporate Secretary, by December 26, 2006.

Under the Company’s Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as Directors or to introduce an item for business at an Annual Meeting. These procedures provide that a nomination or proposal to be considered at an Annual Meeting must be submitted in writing to the Corporate Secretary so that it is received no earlier than the close of business on February 1, 2007 and no later than the close of business on March 3, 2007. Stockholders intending to submit a proposal or nomination for next year’s Annual Meeting should review the Company’s Amended and Restated Bylaws, which contain the deadlines and other requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders may obtain a copy of the Amended and Restated Bylaws from the Company upon request, or may access them directly from the Company’s website www.genelogic.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. At each Annual Meeting, the stockholders elect directors for a full term of three years to succeed the directors of the class whose terms expire at such Annual Meeting. However, vacancies on the Board (including vacancies caused by an increase in the size of the Board) are filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2006. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2009 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe the nominees will be unable to serve.

The following table sets forth, as of April 7, 2006, the names of the Board of Directors’ nominees for election as directors and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, the periods during which he has served as a director and positions currently held with the Company.

Nominees for a Three-Year Term	Age	Director Since	Expiration of Term	Positions and Offices Held
Charles L. Dimmler III	64	1996	2009	Director
G. Anthony Gorry, Ph.D	65	1997	2009	Director
Continuing Directors
Jules Blake, Ph.D	81	1994	2007	Director
Michael J. Brennan, M.D., Ph.D	48	1995	2007	Director
Frank L. Douglas, M.D., Ph.D	62	2004	2008	Director
Mark D. Gessler	44	2000	2008	Chief Executive Officer and President
J. Stark Thompson, Ph.D	64	2002	2008	Chairman of the Board of Directors

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

Charles L. Dimmler III has served as a director since May 1996. Since March 2004, Mr. Dimmler has served as Executive Chairman of NOBEX Corporation, a biopharmaceutical company. Since December 2003, Mr. Dimmler has also served as Managing Principal of Newcastle Harbor, LLC, a private asset management firm specializing in enterprise development in the field of life sciences. From April 2001 to December 2003, Mr. Dimmler served as Chief Investment Officer of H. Lundbeck A/S, a pharmaceutical company listed on the Copenhagen stock exchange. Simultaneously, Mr. Dimmler served as Chief Executive Officer and Chairman of the Board of Directors of Lundbeck, Inc., a wholly owned subsidiary of H. Lundbeck A/S. From prior to April 2001 to September 2001, Mr. Dimmler served as a Managing Director of Burrill & Company, a private merchant banking firm specializing in the life sciences industry.

G. Anthony Gorry, Ph.D. has served as a director since January 1997. Since prior to March 2000, Dr. Gorry has been the Friedkin Professor of Management and Professor of Computer Science at Rice University, where he also serves as the Director of the Center for Technology in Teaching and Learning. Dr. Gorry holds a B.Eng. from Yale University, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in computer science from the Massachusetts Institute of Technology.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Jules Blake, Ph.D. has served as a director since the Company’s inception in September 1994. Prior to his retirement in 1989, Dr. Blake served as Vice President of Research and Development and Vice President, Corporate Scientific Affairs, for Colgate-Palmolive, Inc., a global consumer products company. Dr. Blake holds a Ph.D. in organic chemistry from the University of Pennsylvania.

Michael J. Brennan, M.D., Ph.D. has served as a director since December 1995. Since his retirement as the Company’s Chief Executive Officer in 2000 and the Chairman of the Board in 2001, Dr. Brennan has been employed by the Company as Director of Strategic Initiatives. Since January, 2006, Dr. Brennan has been Managing Director of Pearl Street Venture Funds, a venture capital firm. From December 2003 until December 2005, Dr. Brennan was a Managing Director of Coastview Capital, a venture capital firm focused exclusively on life science investments. From September 2000 until April 2003, Dr. Brennan was a General Partner of Oxford Biosciences Partners, a venture capital firm specializing in the financing of early stage healthcare companies. Dr. Brennan received a Ph.D. in neurobiology and an M.D. from the University of Witwatersrand, Johannesburg, South Africa.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Frank L. Douglas, M.D., Ph.D. has served as a director since November 2004. Since July 2005, Dr. Douglas has been Professor of the Practice and Executive Director of the Center for Biomedical Innovation at The Massachusetts Institute of Technology. From prior to April 2001 until his retirement in November 2004, Dr. Douglas served in management positions within global pharmaceutical companies, including Executive Vice President and Chief Scientific Officer for Aventis Pharma AG (1999-2004), Executive Vice President and Head of Global R&D at Hoechst Marion Roussel (1995-1999), and Executive Vice President of Global R&D for Marion Merrell Dow (1992-1995). Dr. Douglas is a member of the board of directors of NitroMed, Inc. and is also a member of the Supervisory Board of ALTANA Pharma AG, a division of ALTANA AG. Dr. Douglas received a Ph.D. in Physical Chemistry and an M.D. from Cornell University.

Mark D. Gessler has served as the Company’s President since January 1999 and Chief Executive Officer since June 2000. Since March 2000, Mr. Gessler has been a member of the Company’s Board of Directors and from April 2001 to November 2004, he served as Chairman of the Board of Directors. Mr. Gessler holds an MBA from the University of Tennessee.

J. Stark Thompson, Ph.D. has served as Chairman of the Board of Directors since November 2004 and as a director since February 2002. From 1988 until his retirement in November 2000, Dr. Thompson served as the President, Chief Executive Officer and as a director of Life Technologies, Inc., a developer, manufacturer and supplier of products and services for life science research. Dr. Thompson is a member of the board of directors of Luminex Corporation. Dr. Thompson has a Ph.D. in Physiological Chemistry from Ohio State University.

CORPORATE GOVERNANCE

Board of Directors

Dr. Thompson serves as non-executive Chairman of the Board. During 2005, the Board of Directors held twelve (12) meetings. The Board has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During 2005, each Board member participated in 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively, except for Dr. Douglas.

The Board of Directors has determined that a majority of its members are independent directors under the NASDAQ Stock Market’s (“NASDAQ”) rules for director independence. The independent Directors are Mr. Dimmler and Drs. Blake, Douglas, Gorry and Thompson.

All of the standing committees of the Board of Directors are comprised entirely of independent directors. The chairpersons of the Company’s standing committees are appointed by the Board of Directors. Below is a chart showing the structure and current membership of the standing committees of the Board of Directors.
Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jules Blake, Ph.D.	✓	✓	✓
Charles L. Dimmler III	†	✓	✓
Frank L. Douglas, M.D., Ph.D.
G. Anthony Gorry, Ph.D.	✓	†	†
J. Stark Thompson, Ph.D.	‡	‡	‡

† Chairperson

✓Member

‡ Ex-officio, non-voting participant

Audit Committee

The Audit Committee’s duties include the following:

•  reviews with management and the Company’s independent registered public accounting firm the Company’s  annual and quarterly financial statements and certain other financial information,

•  receives and reviews reports about and meets with the Company’s independent registered public accounting firm  to review the scope, plans and results of the annual audit and to discuss the financial statements, the independent  registered public accounting firm’s independence from management of the Company and certain communications  in connection with the audit and the Company’s internal controls,

•  reviews and has prior approval for related party transactions,

•  appoints, replaces, compensates and oversees the work of the Company’s independent registered public  accounting firm, and

•   reviews and discusses with management and the independent registered public accounting firm the adequacy and  effectiveness of the Company’s internal controls, the Company’s internal audit procedures and the adequacy and  effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

The Audit Committee is composed of three non-employee directors: Mr. Dimmler (Chairman) and Drs. Blake and Gorry. The Board of Directors has determined that Mr. Dimmler is an “audit committee financial expert,” as defined under the rules of the SEC. Each of the members of the Audit Committee is independent under the NASDAQ rules. The Audit Committee met ten (10) times during 2005. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on the Company’s website www.genelogic.com.

Compensation Committee

The Compensation Committee’s duties include the following:

• makes recommendations with respect to, or approves matters concerning, salaries and incentive compensation of  executive officers,

• evaluates the performance of the Chief Executive Officer,

• approves certain incentive compensation plans for other employees of the Company,

• awards equity-based compensation under the Company’s equity incentive plans,

• reviews the compensation of Directors, and

• otherwise determines compensation levels and performs such other functions regarding compensation as the  Board may delegate.

The Compensation Committee is composed of three non-employee directors: Drs. Gorry (Chairman) and Blake and Mr. Dimmler. Each of the members of the Compensation Committee is independent, as defined by the NASDAQ rules. The Compensation Committee met eight (8) times during 2005. The Compensation Committee is governed by a written charter, a copy of which is available on the Company’s website www.genelogic.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s duties include the following:

• identifies and evaluates potential candidates and makes recommendations to the Board concerning nominations to  the Board, including nominations to fill Board vacancies (including vacancies created by an increase in the Board  of Directors),

• monitors developments in the area of, and makes recommendations to the Board from time to time for changes in,  corporate governance,

• oversees the Company’s ethics policy, and

• evaluates the performance of the Board and directors from time to time.

The Corporate Governance and Nominating Committee is composed of three non-employee directors: Drs. Gorry (Chairman) and Blake and Mr. Dimmler. Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the NASDAQ rules. The Corporate Governance and Nominating Committee met eight (8) times during 2005. The Corporate Governance and Nominating Committee is governed by a written charter, a copy of which is available on the Company’s website www.genelogic.com.

The Corporate Governance and Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Corporate Governance and Nominating Committee in care of the Secretary of Gene Logic, 610 Professional Drive, Gaithersburg, Maryland 20879. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualified the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

The Corporate Governance and Nominating Committee has used an informal process to identify potential candidates for nomination as directors. In the past, candidates for nomination have been recommended by a director or an executive officer, or were identified through a search firm for consideration by the Corporate Governance and Nominating Committee and the Board of Directors. The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant business knowledge, experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company’s stockholders. The Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a stockholder.

Stockholders who wish directly to nominate a person for election to the Board of Directors, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws and applicable SEC rules. See “Stockholder Proposals” above.

Stockholder Communications with Directors and Attendance at Annual Meeting

To provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures. Stockholders of the Company may communicate with the directors of the Company individually, with any committee of the Board, or with the entire Board as a group by sending an email to boardofdirectors@genelogic.com. The email, which should specify who is the intended recipient, will be forwarded to such specified recipient. Alternatively, stockholders may also communicate with the directors of the Company by mailing such correspondence to the Company at its corporate headquarters: 610 Professional Drive, Gaithersburg, MD. 20879, Attention: Investor Relations Department.

All Directors are required to attend the Annual Meeting of the stockholders, except in the event of an emergency. All of the Directors attended last year’s Annual Meeting.

Code of Ethics

The Board of Directors has adopted a code of ethics, applicable to all directors and to all employees of the Company and its subsidiaries, including the Company’s chief executive officer, chief financial officer, principal accounting officer and controller, and any other senior financial officers. The code of ethics is available on the Company’s website www.genelogic.com. If there are any future amendments to, or waivers from, the provisions of the code of ethics applicable to the Chief Executive Officer, Chief Financial Officer, or any senior financial officer, or to any other persons with respect to whom disclosure of such an amendment or waiver is required by applicable rules and regulations, the disclosure obligations with respect to any such amendment or waiver will be made, to the extent permitted, by posting such information on the Company’s website www.genelogic.com.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

In September 1997, the Board adopted, and the stockholders subsequently approved, the Company’s 1997 Equity Incentive Plan (the “Incentive Plan”), which has since been amended and restated several times. The Incentive Plan currently provides for issuance of up to 10,600,000 shares of Common Stock.

In connection with the Company’s adoption in 2006 of the new Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” (“SFAS 123(R)”) requiring expensing of stock-based compensation and a study of its overall compensation practices, the Company concluded that it would be advisable in the future to have the ability to issue restricted stock awards, in lieu of or in addition to stock option awards. Consequently, the Board has amended and restated the Incentive Plan (the “Amendment”) as hereinafter described, subject to approval by the Stockholders, to allow the issuance of a certain number of shares of Common Stock in the form of restricted stock awards. The Incentive Plan, as in effect prior to the Amendment, permitted only the grant of stock options. The proposed amendment would permit the issuance of restricted stock in addition to stock options, but would not change the total number of shares as to which equity awards may be issued under the Incentive Plan. The Amendment makes certain other changes including among other things:

• eliminates awards to consultants after June 1, 2006,

• enables the Compensation Committee to structure awards to be performance-based,

• eliminates option repricing except (i) in connection with a change in capitalization of the Company or (ii) with  stockholder approval, and

• extends the term of the Incentive Plan.

Stockholders are requested in this Proposal 2 to approve the Amendment to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Incentive Plan, as modified by the Amendment, are outlined below:

General

The Incentive Plan, as in effect prior to the Amendment, provides for the grant of incentive stock options and nonstatutory stock options (collectively “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of awards.

The Amendment also permits the award of “restricted stock” under the Incentive Plan, which are shares of the Company’s Common Stock that are subject to forfeiture and are nontransferable until vesting requirements of the award are met. The Amendment further provides that the grant or vesting of awards, including stock options and restricted stock, may be based on meeting targets with respect to performance measures listed in the Incentive Plan or with respect to other performance measures.

The Amendment also extends the term of the Incentive Plan and provides that the Board shall not have the authority to reprice outstanding stock options to a lower exercise price, or to replace or regrant outstanding stock options through cancellation and reissuance of stock options with a lower exercise price, except (i) in connection with a change in capitalization of the Company or (ii) with stockholder approval.

Purpose

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to acquire stock in the Company, to assist in securing and retaining the services of such persons by providing competitive equity compensation and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates, consistent with the interests of the stockholders. All of the employees of the Company and its affiliates are eligible to participate in the Incentive Plan. Since March 21, 2002, outside or independent directors (as defined in the plan) are no longer eligible to receive grants under the Incentive Plan and, under the Amendment, consultants would no longer be eligible for new grants of awards after June 1, 2006.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each stock option award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award and the vesting requirements and other restrictions and terms applicable to a restricted stock award.

The Board has the power to delegate administration of the Incentive Plan in full or part to a committee composed of not fewer than two members of the Board. Under the Amendment, the committee may be the Compensation Committee of the Board or such other committee of the Board consisting solely of two or more Directors who are outside directors in accordance with Section 162(m) of the Code and non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints, as well as to the Board itself.

In order that awards under the Incentive Plan constitute “qualified performance-based compensation” thereunder, the regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The limitation in Section 162(m) would exclude from the committee directors who are:

• current employees of the Company or an affiliate,

• former employees of the Company or an affiliate receiving compensation for past services (other than benefits  under a tax-qualified retirement plan),

• current and former officers of the Company or an affiliate,

• directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity  (other than as a director), and

• persons otherwise not considered an “outside director” for purposes of Section 162(m).

The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

Notwithstanding the above, as to employees not subject to Code Section 162(m) or Section 16 of the Exchange Act, the Incentive Plan permits the Board to appoint a committee consisting of one or more Directors, regardless of whether the Director(s) are outside directors or non-employee directors, to grant awards to such employees.

Eligibility

Incentive and nonstatutory stock options may be granted under the Incentive Plan to employees (including officers and employees who are directors) of the Company and its affiliates. Consultants of both the Company and its affiliates were eligible to receive nonstatutory stock options under the Incentive Plan prior to the Amendment, but would no longer be eligible for such grants after June 1, 2006 under the Amendment.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. Options granted in excess of this limit would automatically be nonstatutory stock options.

Under the Amendment, employees are also eligible for awards of restricted stock. However, the Amendment provides that no more than 3,000,000 of the shares of Common Stock available for awards under the Incentive Plan may be issued in the form of restricted stock. Shares subject to a restricted stock award which are forfeited are not counted towards that limit.

Under the Incentive Plan, as in effect prior to the Amendment, no person may be granted options under the Incentive Plan exercisable for more than 700,000 shares of Common Stock in any calendar year. Under the Amendment, the maximum number of shares subject to option awards granted to any one person in one calendar year remains 700,000 (“Section 162(m) Limitation”). However, the maximum in any calendar year is reduced by three shares for each one share subject to a restricted stock award granted to such person. Awards for no more than 233,333 shares of restricted stock may be made to any one person in one calendar year. Any award which is forfeited, terminated, surrendered or cancelled shall nonetheless continue to count towards this maximum annual grant limit.

Stock Subject to the Incentive Plan

An aggregate of 10,600,000 shares of Common Stock are reserved for issuance under the Incentive Plan, of which options for 4,802,527 shares have been issued and are outstanding and 2,185,336 remain available for future issuance as of April 1, 2006. If stock options granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If a restricted stock award issued under the Amendment to the Incentive Plan is forfeited in whole or part, the forfeited shares revert to and again become available for issuance under the Incentive Plan.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. As of April 3, 2006, the closing price of the Company’s Common Stock as reported on the NASDAQ National Market was $4.44 per share.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Common Stock of the Company held by the optionee for over six months; (ii) pursuant to a deferred payment or other arrangement; or (iii) in any other form of legal consideration acceptable to the Board. Such legal consideration may include payment pursuant to an irrevocable direction to a broker to deliver to the Company proceeds from the sale of Common Stock to be issued under the option to pay the exercise price of the stock option and, in the case of a nonstatutory stock option, any tax withholdings.

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest monthly over a period of two to four years during the participant’s employment by, or service as a consultant to, the Company or an affiliate (collectively, “service”). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event, the Company shall be able to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by (i) a cash payment upon exercise, (ii) delivering already-owned Common Stock of the Company which has been held by the optionee for over six months, (iii) withholding of compensation payable to the participant including shares that would otherwise be issued under the award or (iv) by a combination of these means; provided however, that the fair market value of any shares of Common Stock delivered and/or withheld shall not be in excess of the minimum amount of tax withholding required by statute.

Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the Incentive Plan issued to date generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) such termination is for “cause” as defined in the option agreement in which case the option may terminate immediately; or (iv) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

Restrictions on Transfer. The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option or under the Amendment, the person’s guardian or legal representative on behalf of the participant if the participant is under a legal disability. The Board may grant nonstatutory stock options that are transferable. Shares subject to repurchase by the Company may be subject to restrictions on transfer that the Board deems appropriate. In no event shall any Option be transferable to a third party for consideration.

Restricted Stock Awards

Under the Amendment, awards in the form of restricted stock may be granted. Restricted stock awards are grants of shares of Common Stock that are subject to forfeiture and restrictions against transfer until vesting requirements determined by the Board are met and to such other restrictions as are determined by the Board. Recipients typically would not be required to pay cash consideration for the shares of restricted stock. Restricted stock would be issued in the recipient’s name on that grant date, but would generally be held by the Company with a stock power in blank to facilitate transfer of the shares back to the Company, without consideration to the employee, if the vesting requirements are not met and the shares are forfeited. The Board may accelerate the lapse of vesting requirements and forfeiture and other restrictions.

Unless otherwise determined by the Board, recipients of restricted stock would have all the rights of stockholders with respect to the shares including the right to vote. However, the Board may provide that any dividends received on the shares of restricted stock will be held by the Company, subject to the same vesting requirements and forfeiture conditions as the restricted stock award.

Just as in the case of stock options, awards of restricted stock will be subject to a grant agreement executed by the recipient and the Company which sets forth the terms and conditions of the award, including without limitation the vesting requirements and forfeiture conditions. In no event shall any Award of Restricted Stock or any rights with respect thereto be transferable to a third party for consideration prior to vesting.

Upon lapse of all restrictions without forfeiture, the recipient would be required to provide the Company with funds necessary to pay applicable withholding taxes. The participant may satisfy any tax withholding requirements with respect to the grant or vesting of a restricted stock award by the same means as is permitted with respect to any tax withholding due upon exercise of a stock option. See “Option Exercise” above.

Performance Awards

Under the Amendment, the grant, vesting, payment or delivery of stock options and restricted stock may, but need not, be subject to achievement of targets for performance measures during performance periods as determined by the Board.

The term “performance period” under the Amendment means a period of not less than one year. The performance measures are one or more of the following criteria, or such other operating objectives, selected by the Board to measure performance of the Company or any Affiliate or other business division, whether in absolute or relative terms: basic or diluted earnings per share of Common Stock; earnings per share of Common Stock growth; revenue; operating or net income or loss (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; research and development objectives; business development objectives; free cash flow; Common Stock price; economic profit; economic value; total stockholder return; gross margins and costs.

As explained below under “Federal Income Tax Information,” in the case of certain “covered employees,” the Company is subject to the deduction limitations of Code Section 162(m). Under the Amendment, in the case of a performance award intended to meet the exception from that deduction limitation for “qualified performance based compensation,” the Incentive Plan provides that the specific targets to be achieved with respect to the above performance measures shall be established by the Committee and certified as having been achieved at such time and in such manner as is necessary to meet the requirements to qualify for the exception.

Under the Amendment, the grant, vesting, payment or delivery of stock options and restricted stock for employees other than “covered employees” or for “covered employees” that are not intended to meet the exception for “qualified performance based compensation” under Code Section 162(m), may be subject to performance measures and performance periods and these may be other than those described above.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, may result in changes to the stock that is subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

The Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization (“change in control”), any surviving or acquiring corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving or acquiring corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and (in the case of options) the time during which such awards may be exercised will be accelerated, and, in the case of options, such awards will terminate if the participant does not exercise them before a change in control. In the event that any person who was providing services as an employee, director or consultant immediately prior to the consummation of a change of control is terminated other than for cause within 12 months following such change of control, any awards held by such persons shall immediately become vested and (in the case of options) exercisable and free from repurchase rights, subject to any separate severance agreement (see “Compensation of Executive Officers — Employment Agreements and Termination of Employment Arrangements” below). The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Amendment provides that the Incentive Plan will terminate on April 7, 2013.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any NASDAQ or other securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of qualified performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Notwithstanding the above, the Amendment provides that the Board shall not have the authority to reprice outstanding stock options to a lower exercise price, or to replace or regrant outstanding stock options through cancellation and reissuance of stock options with a lower exercise price except (i) in connection with a change in capitalization of the Company or (ii) with stockholder approval.

Federal Income Tax Information

The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the rights granted under the Incentive Plan. This summary does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which a participant may reside. Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes currently is generally 15%, while the maximum ordinary income rate and short-term capital gains rate is effectively 35% for 2006. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be either long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the federal income tax consequences described below.

There are no tax consequences to the participant or the Company by reason of the grant of the option. Upon exercise of the option and acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects, pursuant to Code Section 83(b), to be taxed on receipt of the stock. (See the further discussion under “Restricted Stock Awards” below as to the effect of a “Section 83(b) Election”). With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, the golden parachute provisions of Code Section 280G and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Awards. A grantee of a restricted stock award of Common Stock generally will not recognize taxable income at the time of grant but will recognize ordinary income equal to the fair market value of the Common Stock received less any amount paid for such Common Stock when the restrictions applicable to such stock lapse without forfeiture. The grantee’s tax basis in the Common Stock is equal to the sum of the amount paid, if any, for such Common Stock and the amount of ordinary income recognized. Where the Common Stock is subject to vesting restrictions such as a performance contingency or other vesting requirement, except as otherwise provided below, the ordinary income generally will be recognized at the time the performance contingency is met or the vesting requirement is satisfied (i.e., when the vesting restrictions lapse). At such time, a grantee generally will recognize ordinary income equal to the then fair market value of the Common Stock less any amount paid for such Common Stock.

A grantee who is awarded restricted stock may elect (i.e., a “Section 83(b) Election”), in accordance with United States Treasury (“Treasury”) Regulations and within thirty days after the grant of the stock award, to recognize ordinary income on the grant date rather than the date the vesting restrictions lapse, in an amount equal to the fair market value of the stock on the grant date less any amount paid for such stock an be required to pay tax on such amount. If a Section 83(b) Election is timely made, any appreciation in the value of the Common Stock subsequent to the grant date would not generate additional income until the stock is sold or exchanged, in which case any gain on the sale or exchange would be taxable as capital gain. However, if a Section 83(b) Election is made and some or all of the Common Stock is subsequently forfeited in accordance with the terms of the restricted stock award agreement, the grantee does not receive a refund or credit for the tax paid, but is entitled to a capital loss deduction to the extent that the amount paid, if any, for such Common Stock exceeds the amount realized, if any, upon such forfeiture.

The Company is generally required to withhold an amount based on the ordinary income recognized at the time the restricted stock award becomes taxable to the employee. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, the golden parachute provisions of Code Section 280G and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a deduction for federal income tax purposes which will correspond in timing and amount to the recognition of ordinary income by the grantee, provided such income is appropriately reported by the Company to the grantee.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including “qualified performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of targets with respect to the performance measures under the Amendment to the Incentive Plan established in writing by the compensation committee while the outcome is substantially uncertain and at such times and in such manner as provided in the Treasury regulations. It is intended that stock options issued under the Incentive Plan, as amended, will qualify as “qualified performance-based compensation.”

Awards of restricted stock may also meet the requirements for “qualified performance-based compensation” if grant or vesting is subject to achievement of targets for the performance measures and over the performance periods specified in the Amendment and the requirements of the Treasury regulations under Code Section 162(m) are met as to the time and manner of granting the award, establishing the targets and certifying whether or not the targets were met. Restricted stock awards may be granted under the Incentive Plan which either are or are not intended to meet the requirements for “qualified performance-based compensation.”

New Plan Benefits

The following table shows awards of restricted stock expected as of April 1, 2006, to be made under the Amended Plan. Approximately 73% of the stock subject to these awards would be subject to performance-based vesting based on achievement of targets to be set by the Compensation Committee in advance, with the balance subject to vesting over time. The number of shares to be granted reflects, in part, the fact that there were no stock options granted in 2005 while the Company was revising the equity compensation program.

NEW PLAN BENEFITS
Name and Position	Dollar Value ($) (1)	Number of Shares
Mark D. Gessler Chief Executive Officer and President	$—	100,000
Dennis A. Rossi Senior Vice President and General Manager Genomics	$—	50,000
Y. Douglas Dolginow, M.D Executive Vice President, Pharmacogenomics	$—	33,333
Philip L. Rohrer, Jr. Chief Financial Officer	$—	50,000
F. Dudley Staples, Jr. Senior Vice President, Secretary and General Counsel	$—	33,333
All current Executive Officers as a group	$—	341,666
All Non-Executive Officer employees as a group	$—	262,000

(1) The dollar value of these awards cannot be determined because they depend on the market value of the underlying shares of Common Stock on the date of lapse of restrictions without forfeiture.

As of April 1, 2006, options (net of canceled or expired options) covering an aggregate of 4,802,527 shares of the Company’s Common Stock had been granted and were outstanding under the Incentive Plan. Of the total shares authorized, 2,185,336 shares of Common Stock (plus any shares that might in the future be returned to the Incentive Plan as a result of termination or expiration of options) remained available for future grant under the Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, as of December 31, 2005.
Plan Category	(a) Number of securities issued or to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	5,515,504	$6.86	2,786,071 (1)
Equity compensation plans not approved by stockholders	0	$—	0

(1) Includes 447,978 shares attributable to the Employee Stock Purchase Plan, which has been suspended.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has re-appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 1, 2006 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all of the Company’s Named Executive Officers and Directors as a group; and (iv) all those known by Gene Logic to be beneficial owners of more than five percent of the Company’s Common Stock.
	Beneficial Ownership (1)
Name and Address	Number of Shares Beneficially Owned	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 1, 2006	Total Shares	Percentage Ownership
Dimensional Fund Advisors Inc. (2)	2,834,422	—	2,834,422	8.9%
Royce & Associates, LLC (3)	1,778,300	—	1,778,300	5.6
The PNC Financial Services Group, Inc. (4)	1,669,508	—	1,669,508	5.2
Mark D. Gessler (5)	221,521	670,749	892,270	2.7
Michael J. Brennan, M.D., Ph.D. (5)	344,651	356,692	701,343	2.2
Philip L. Rohrer, Jr.	11,850	383,000	394,850	1.2
Y. Douglas Dolginow, M.D.	39,345	224,417	263,762	*
G. Anthony Gorry (5)	17,000	140,000	157,000	*
Charles L. Dimmler, III (5)	28,900	95,000	123,900	*
Jules Blake, Ph.D.	4,500	117,500	122,000	*
F. Dudley Staples, Jr.	3,000	87,291	90,291	*
J. Stark Thompson, Ph.D.	7,200	80,000	87,200	*
Frank L. Douglas, M.D., Ph.D.	22,000	7,500	29,500	*
Dennis A. Rossi	—	21,875	21,875	*
All Directors and Executive Officers as a group (13 persons)	699,967	2,221,992	2,921,959	8.6

*  Represents beneficial ownership of less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 31,805,069 shares of Common Stock outstanding as of April 1, 2006.

(2) Based on a Schedule 13G/A filed with the SEC on February 6, 2006, Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power with respect to all of the shares. Its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(3) Based on a Schedule 13G/A filed with the SEC on January 20, 2006, Royce & Associates, LLC has sole voting power and sole dispositive power with respect to all of the shares. Its address is 1414 Avenue of the Americas, New York, New York 10019.

(4) Based on a Schedule 13G filed with the SEC on February 15, 2006, PNC Financial Services Group, Inc. (“PNC”) has aggregate beneficial ownership with respect to 1,669,508 shares, including, sole voting power with respect to 790,080, shared voting power with respect to 753,028, sole dispositive power with respect to 916,480 and shared dispositive power with respect to 753,028 shares. Of the shares beneficially owned by PNC, certain shares are also beneficially owned by the following, direct or indirect, subsidiaries of PNC: (i) PNC Bancorp, Inc. has sole voting power with respect to 790,080 shares, sole dispositive power with respect to 916,480 shares and shared voting and dispositive power with respect to 753,028 shares; (ii) PNC Bank, National Association has shared voting and dispositive power with regard to 753,028 shares, (iii) BlackRock Advisors, Inc. has sole voting power with respect to 790,080 shares and sole dispositive power with respect to 916,480 shares; and (iv) BlackRock Capital Management, Inc. has sole dispositive power with respect to 126,400 shares. Of the total shares included as being beneficially owned by PNC, the 753,028 shares over which PNC Bank, National Association has shared voting and dispositive power are held in Trust Accounts in which Lloyd I. Miller, III was the Grantor. PNC Bank, National Association, as Trustee, and Mr. Miller have entered into an Investment Advisory Agreement which either party may terminate on 30 days’ prior written notice. PNC’s address is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

(5)  Includes: as to Dr. Brennan, 75,000 shares held of record by the Brennan Family Limited Partnership; as to Mr. Gessler, 25,000 shares held of record by the Gessler Family Limited Partnership; as to Dr. Gorry, 7,000 shares held of record by an individual retirement account for his benefit; and, as to Mr. Dimmler, 5,000 shares held of record by Newcastle Harbor, LLC, of which Mr. Dimmler is a Managing Principal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers (as such term is defined below under “Executive Compensation — Compensation of Executive Officers — Summary Compensation Table”), and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Gene Logic Inc. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, in 2005, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) with respect to the Company’s officers, directors and beneficial owners of greater than ten percent of the Company’s stock were filed timely.

COMPENSATION OF DIRECTORS

Each non-employee director other than the Chairman of the Board receives an annual retainer of $25,000 and the non-executive Chairman receives an annual retainer of $50,000. Each non-employee director (including the Chairman of the Board) also receives a fee of $1,500 per Board meeting attended, whether in person or by telephone, and (except for the Chairman unless otherwise determined) $1,000 per committee meeting not held in conjunction with a full Board meeting, whether in person or by telephone. The chairman of each of the Audit and Compensation Committees receives an additional $10,000 per year for serving as a chairman of these committees and the chairman of the Corporate Governance and Nominating Committee receives an additional $5,000 per year. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with Board meeting attendance.

Each non-employee director also receives automatic stock option grants under the 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Only non-employee directors or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are not intended by the Company to qualify as incentive stock options under the Code. In accordance with the Directors’ Plan, in June 2005, the Company granted options for 15,000 shares to each of four non-employee directors (Drs. Blake, Douglas and Gorry and Mr. Dimmler) and for 20,000 shares to the Chairman (Dr. Thompson), at an exercise price per share of $3.41, the fair market value on the date of grant. In November 2004, subject to stockholder approval which was subsequently obtained, the Company granted Dr. Thompson an option for 60,000 shares in connection with his election as Chairman of the Board of Directors, at an exercise price per share of $3.36.

The current non-employee directors of the Company are Drs. Gorry, Blake, Thompson and Douglas and Mr. Dimmler.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2005, 2004 and 2003, compensation paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers whose combined salary and bonus exceeded $100,000 at December 31, 2005 (the “Named Executive Officers”).
	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)
Mark D. Gessler	2005	400,000	142,074	—	0
Chief Executive Officer and President	2004	400,000	—	—	50,000
	2003	400,000	197,381	—	431,000 (2)
Dennis A. Rossi	2005	280,000	75,000	26,137 (4)	0
Senior Vice President and General Manager	2004	81,667	40,000	25,401 (4)	50,000
Genomics (3)	2003	—	—	—	0
Y. Douglas Dolginow, M.D.	2005	275,000	67,227	—	0
Executive Vice President, Pharmacogenomics	2004	275,000	27,500	—	37,500
	2003	273,989	84,731	—	88,000 (2)
Philip L. Rohrer, Jr.	2005	260,000	74,776	—	0
Chief Financial Officer	2004	260,000	26,000	—	37,500
	2003	260,000	89,719	—	221,000 (2)
F. Dudley Staples, Jr.	2005	240,000	34,512	—	0
Senior Vice President, Secretary and	2004	240,000	12,000	—	25,000
General Counsel	2003	205,000	35,888	—	0

(1) As permitted by rules promulgated by the SEC, no amounts are shown for any “perquisites,” where such amounts do not exceed the lesser of 10% of salary plus bonus or $50,000.

(2) Includes options for 256,000, 88,000 and 96,000 shares to Messrs. Gessler, Dolginow and Rohrer, respectively, granted in exchange for options surrendered in connection with the stock option tender offer during 2003.

(3) Mr. Rossi joined Gene Logic in September 2004 and was appointed Senior Vice President and General Manager, Genomics in September 2004.

(4)   Comprises reimbursements for relocation expenses.

STOCK OPTION GRANTS IN FISCAL YEAR 2005

The table for Stock Option Grants in Fiscal Year 2005 is omitted because no options were granted to the Named Executive Officers in 2005.

AGGREGATED OPTION EXERCISES IN 2005
AND 2005 YEAR-END OPTION VALUES

The following table shows, for the year ended December 31, 2005, certain information as to options held by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at 2005 Year-End (#)		Value of Unexercised In-The-Money Options at 2005 Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark D. Gessler	0	—	660,332	10,417	33,787	—
Dennis A. Rossi	0	—	16,666	33,334	—	—
Y. Douglas Dolginow, M.D.	0	—	216,604	7,813	—	—
Philip L. Rohrer, Jr.	0	—	375,187	7,813	—	—
F. Dudley Staples, Jr.	0	—	75,311	14,689	—	—

(1) Based on the fair market value per share of the Company’s Common Stock of $3.35 at December 31, 2005, less the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Messrs. Gessler, Rohrer, Rossi, Staples and Dr. Dolginow each has an employment agreement with the Company, subject to automatic renewal after the initial term for successive one-year periods unless terminated. The agreements provide for payment of salary and annual bonuses. In the event of termination of an agreement by the Company without cause (other than in connection with a change of control), Messrs. Gessler, Rohrer, Rossi, and Staples would each receive severance pay in an amount equal to 50% of his respective annual salary as then in effect. Dr. Dolginow would receive severance pay in the amount of one-half of his annual salary and bonus then in effect or an amount in accordance with a Company-wide severance plan then applicable to Senior Vice Presidents, whichever is greater.

In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the Company’s long-term success, the Company has an Executive Severance Plan (the “Retention Plan”). The purpose of the Retention Plan is to encourage eligible executives to continue as the Company’s employees in the event of a change of control. The Retention Plan also provides for severance benefits to those employees if their employment with Gene Logic is terminated, under certain circumstances, shortly before or after the change of control.

The Retention Plan provides the following benefits upon a change in control for, among others, Messrs. Gessler, Rohrer Rossi and Staples and Dr. Dolginow:

•	immediate vesting of any unvested stock options;
•	in the event of involuntary termination without cause or constructive termination within 13 months following or three months preceding the change of control,
	o	payment of 12 months salary and the maximum bonus for which such employee is eligible upon achievement of 100% of target,
	o	payment of outplacement services, and
	o	continued payment of group health care costs for up to 12 months for the employee and dependents enrolled in the health plan at termination; and
•	in the event of death or disability within 13 months following the change of control,
	o	payment of six months salary and the maximum bonus for which such employee is eligible upon achievement of 100% of target, and
	o	continued payment of group health care costs for up to six months for the employee and dependents enrolled in the health plan at termination.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION (1)

The Compensation Committee of the Board of Directors (the “Compensation Committee”) for 2005 was composed of Drs. Gorry and Blake, and Mr. Dimmler, none of whom is an officer or employee of the Company. The Compensation Committee is responsible for setting and administering the Company’s policies governing employee compensation and administering the Company’s equity incentive plans, as well as determining all compensation matters concerning the Company’s executive officers.

COMPENSATION PHILOSOPHY

The compensation policies adopted by the Compensation Committee are designed to (i) align compensation with business objectives and performance; (ii) attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company; and (iii) motivate the Company’s executive officers and other key employees to enhance long-term stockholder value.

Key elements of this philosophy are:

•   Competitive Marketplace.  The Committee believes that the Company’s aggregate compensation packages  should be competitive with those of comparable companies with which the Company competes for highly  qualified and experienced executives. The Compensation Committee relies on published compensation surveys  reflecting compensation data for biotechnology and other comparable companies to ensure that executive salaries,  bonuses and equity packages are competitive. The Compensation Committee’s objective is to set executive  compensation within a range which the Compensation Committee believes is comparable to the range of  compensation set by companies of similar size and function in biotechnology and, as needed, other relevant  industries. The group of comparable companies is not necessarily the same as the companies included in the  market indices included in the “Performance Graph” in this Proxy Statement.

•  Performance.  The Company’s cash incentive compensation program for executive officers and other key  employees are designed to provide motivation to achieve specific operating and strategic goals and to generate  rewards that are tied to the performance of the Company, of each of the Company’s divisions and to individual  contribution to the Company’s success.

•  Stock Ownership.  The Company provides equity-based incentives for executives and other key employees to  ensure that they are motivated over the long-term to respond to the Company’s business challenges and  opportunities as stockholders, as well as employees.

The Compensation Committee regularly reviews the Company’s compensation structure and policies to assure alignment with the Company’s strategic priorities and consults with management regarding design changes to the Company’s compensation programs. In 2005, the Committee retained Mercer Human Resource Consulting, Inc. (“Mercer”) to advise it on its compensation policies for periods beginning in 2006, including advice on the levels of compensation for officers within a peer group of companies, the performance-based aspects of the Company’s compensation programs and the Company’s equity-based incentive program.

COMPONENTS OF COMPENSATION

The primary components of executive compensation are base salary, cash incentives and long-term equity incentives. Each year, the Compensation Committee reviews the criteria upon which all aspects of employee compensation are based.

Base Salary. The 2005 base salaries for executive officers are shown in the “Salary” column of the Summary Compensation Table. Salaries for executive officers are reviewed on an annual basis, as well as at the time of hiring, promotion or other change in responsibilities. Salaries in 2005 were based on subjective evaluations of such factors as the individual’s level of responsibility, performance, the performance of the Company, the performance of the executive’s division in the case of division managers and whether levels of pay are competitive with that of companies of similar size and function in biotechnology and, as needed, other relevant industries. Base salaries for executive officers, other than the Chief Executive Officer, also are based on the recommendation of the Chief Executive Officer.

Annual Incentive Compensation. The Company provides annual incentive cash awards to executive officers determined as a percentage of each executive officer’s base salary. The Compensation Committee determines the performance measures and other terms and conditions of awards for executive officers and other key employees. For 2005, the amount of incentive compensation potentially payable to each executive officer at 100% of target, ranged from 20% to 65% of base salary, subject to increase or decrease based on individual relative performance.

At the beginning of 2005, the Compensation Committee established performance targets for each of its divisions. For each performance target, the Committee established the minimum target, with respect to which no incentive compensation would be paid. The Committee also established the mechanism by which the size of the bonus pool payable could be expanded based upon the exceeding of performance goals. Eligible employees included all non-exempt, full-time employees (other than employees paid on commission), including officers. Performance of the Genomics and Preclinical Divisions was to be measured 60% based on achieving the revenue target and 40% based on achieving the operating profit/loss target. Performance for the Drug Repositioning Division was to be measured 60%, 20% and 20%, based on achieving research and development targets, business development targets and revenue and operating loss targets, respectively. The bonus of each officer, including the CEO, depended 40%, 40% and 20% on the performance of the Genomics, Preclinical and Drug Repositioning Divisions, respectively, further adjusted based on an evaluation of the individual’s performance and contribution for the year. The Compensation Committee reserved the right to exclude the effects of extraordinary items in determining performance. The Committee based its design of the plan on the recommendation of the Chief Executive Officer and the Compensation Committee’s independent review of the Company’s budget and operating plans for that period.

After reviewing financial results for 2005, the Compensation Committee approved incentive compensation in accordance with the plan, in the amounts set forth in the “Bonus” column of the “Summary Compensation Table” above. In addition, the Committee awarded Mr. Rossi, the Senior Vice President and General Manager, Genomics, an additional incentive compensation award based on the results of his Division.

Long-Term Incentive Compensation. The Company grants stock options under its 1997 Equity Incentive Plan (the “Incentive Plan”). Options are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive’s total compensation opportunity competitive. Stock option awards for executive officers are individually determined at levels which are designed to attract and retain qualified executives and to provide aggregate compensation at competitive levels. The level of individual option grants is determined based in part on competitive practices at comparable companies, on the number of shares subject to options previously granted to each executive officer, including the number of shares that have vested and that remain unvested, the exercise price of existing grants, and the potential reward to the officer of existing and new options if the stock price appreciates in the public market. For additional information regarding option awards, see the compensation tables preceding this report.

In 2005, the Compensation Committee did not approve any grants of options to executive officers. Rather, with the assistance of its consultant, the Committee reviewed the levels of existing grants and equity compensation held by officers, the number of shares remaining available for grant under the plan, the changes in the accounting rules relating to equity plans, the levels of equity compensation of its employees, including officers, and concluded that it would replace its option grant programs with grants of restricted stock, a significant portion of which would be performance-based. Pending the design of the new grant program, no new equity grants to officers were made in 2005. The Committee concluded, with the benefit of advice from its consultant, that additional equity grants were needed to make the officers’ overall compensation package more competitive, to further provide an incentive to officers to work to meet the Company’s longer-term strategic objectives and to more significantly align the interests of the officers with those of the stockholders. Accordingly, for 2006 and beyond, the Committee is developing a new program designed to make periodic grants of primarily performance-based restricted stock, beginning in 2006 and subject to approval by the stockholders of an amendment to the 1997 Equity Incentive Plan, as described under “Approval to Amend the 1997 Stock Option Plan” below.

Retention Plan. In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the long-term success of the Company, the Company has a Retention Plan. The purpose of the Retention Plan is to encourage eligible executives to continue to focus on the interests of the stockholders in connection with any proposed change of control of the Company without being concerned about the continuation of their employment in the event of a change of control of the Company. The Retention Plan also provides for severance benefits to those executives if their employment with the Company is terminated, under certain circumstances, within three months before or thirteen months after the change of control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Compensation Committee does not rely solely on predetermined formulas when evaluating the performance of the Company’s executive officers, including the Chief Executive Officer. The Chief Executive Officer’s compensation is largely based upon the same policies and criteria as for other executive officers.

Mr. Gessler’s base salary as Chief Executive Officer in 2005 was $400,000. His base salary remained unchanged since 2001. Additionally, the Compensation Committee established that Mr. Gessler’s potential incentive compensation for 2005 at 100% of target was 65% of salary, or $260,000. Based on the Company’s relative achievement of its goals, and Mr. Gessler’s personal performance as evaluated by the Compensation Committee, Mr. Gessler received incentive compensation of $142,074 for 2005. In determining the Chief Executive Officer’s total compensation for 2005, the Committee considered, among others, the following criteria and factors:

• the Chief Executive Officer’s existing compensation arrangement,

• his individual performance during 2005 and 2004,

• the Company’s performance in 2005 and the performance of its stock and its financial performance relative to its  peers,

• Mr. Gessler’s level of experience and history with the Company, and

• Mr. Gessler’s recommendation that his salary not be increased.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted only if it is “performance-based compensation” within the meaning of the Code.

Currently, all compensation paid to the Company’s executive officers is deductible for federal income tax purposes. As a result, the Compensation Committee has not yet needed to establish a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as “performance-based compensation.” However, pursuant to Section 162(m), the Incentive Plan permits compensation from options granted under the plan at no less than 100% of fair market value to be excluded from the Section 162(m) limitations.

CONCLUSION

Through the programs described above, a significant portion of the Company’s compensation program and the compensation of the Company’s Chief Executive Officer are contingent on Company performance. Realization of benefits is closely linked to implementing and fulfilling the Company’s long-term strategic plans, including an increase in long-term stockholder value. The Company remains committed to this philosophy of pay for performance.

COMPENSATION COMMITTEE

G. Anthony Gorry, Ph.D. (Chairman)
Jules Blake, Ph.D.
Charles L. Dimmler III

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of G. Anthony Gorry, Ph.D. (Chairman), Jules Blake, Ph.D and Charles L. Dimmler III. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s management and its independent registered public accounting firm.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements included in the 2005 Annual Report on Form 10-K. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 “Communications with Audit Committees” (“SAS 61”), as amended by Statement of Accounting Standards No. 90 (Communication with Audit Committee). SAS 61 requires the independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s financial statements, including with respect to:

• its responsibility under generally accepted auditing standards,

• adoption of or changes in significant accounting policies,

• management judgments and estimates,

• any significant audit adjustments,

• any disagreements with management, and

• any difficulties encountered in performing the audit.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audit. The Audit Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with the Audit Committee. Based on the review and discussions described above with respect to the Company’s audited consolidated financial statements included in the Company’s 2005 Annual Report on Form 10-K, the Audit Committee has recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles L. Dimmler III (Chairman)
Jules Blake, Ph.D.
G. Anthony Gorry, Ph.D.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:
Fee Category	2005 Fees	2004 Fees
Audit Fees	$504,000	$472,400
Audit-Related Fees	20,600	—
Tax Fees	55,600	68,500
All Other Fees	—	—
Total Fees	$580,200	$540,900

Audit Fees. These consist of fees billed for i) professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K, ii) review of the interim consolidated financial statements included in the Quarterly Reports on Form 10-Q for the respective fiscal years, irrespective of the period in which the related services are rendered or billed, and iii) services provided by Ernst & Young LLP in connection with regulatory filings, including accounting and financial work related to the proper application of financial accounting and/or reporting standards.

Audit-Related Fees. These consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include consultations related to internal control and compliance procedures, due diligence related to mergers and acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees. These consist of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. These consist of fees billed for professional services for services not captured in the other categories listed above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee’s policy is to pre-approve, generally or specifically, all audit and permissible audit-related and non-audit services performed by the Company’s independent registered public accounting firm. Prior to engagement of the firm for the next year’s audit, the firm provides to the Audit Committee for approval the scope of the proposed audit and proposed related fees for services expected to be rendered during that year within each of applicable categories of services. The independent registered public accounting firm and management throughout the year report periodically to the Audit Committee as to the actual services received and fees incurred by category of service. The Audit Committee’s prior approval is to be obtained for the scope or cost of pre-approved services to be increased and for additional permissible non-audit services to be obtained.

In determining whether to pre-approve any given services, the Audit Committee considers whether such services are consistent with the continued independence of the independent registered public accounting firm under the SEC’s rules, whether the firm is best positioned to provide the most effective and efficient service, and whether the performance of the service by the firm might enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee has delegated to its Chairman authority between meetings to pre-approve permitted services to be provided by the independent registered public accounting firm. The Audit Committee Chairman must report any such authorizations to the Audit Committee at the next scheduled meeting.

PERFORMANCE GRAPH (1)

As part of the proxy statement disclosure requirements mandated by the SEC, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company’s Common Stock for the periods indicated with the performance of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Biotechnology Index. The comparison assumes $100 was invested on December 31, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Gene Logic Inc., The NASDAQ Stock Market (U.S.) Index
and The NASDAQ Biotechnology Index

* $100 invested on 12/31/00 in stock or index — including reinvestment of dividends.
Fiscal year ended December 31.
	Cumulative Total Return ($)
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Gene Logic Inc.	100	103	34	28	20	18
NASDAQ Stock Market (U.S.)	100	77	54	82	90	93
NASDAQ Biotechnology	100	84	54	79	84	98

CERTAIN TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and all directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses (including attorney fees), witness fees, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Amended and Restated Bylaws.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or with respect to any matters incidental to the conduct of the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion in accordance with their best judgment.

GENE LOGIC INC.
Gaithersburg, Maryland
April 24, 2006

A copy of the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2005 is available without charge upon written request to: Corporate Communications, Gene Logic Inc., 610 Professional Drive, Gaithersburg, Maryland 20879 or is available from the Company’s website www.genelogic.com.

(1)  This section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by  reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act,  whether made before or after the date hereof and irrespective of any general incorporation language contained in  such filing.

GENE LOGIC INC.

1997 EQUITY INCENTIVE PLAN

Adopted September 29, 1997
Approved By Stockholders November 11, 1997
Amended by the Board of Directors December 10, 1997
Amended by the Board of Directors March 19, 1999
Amendment Approved by Stockholders June 8, 1999
Amended by the Board of Directors March 9, 2000
Amendment Approved by Stockholders June 8, 2000
Amended by the Board of Directors March 21, 2002
Amendment Approved by Stockholders June 6, 2002
Amended by the Board of Directors April 8, 2003
Amendment Approved by Stockholders June 5, 2003
Amended by the Board of Directors April 10, 2006

Introduction.

This Plan is an amendment and restatement of the Company’s 1996 Stock Plan (the “1996 Plan”), and became effective on November 21, 1997 (the “Effective Date”). No options shall be granted under the 1996 Plan from and after the Effective Date.

1.  Purposes.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options and (iii) Restricted Stock.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees and Directors, to secure and retain the services of new Employees and Directors, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or Restricted Stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  Definitions.

(a)   “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Award” means any Incentive Stock Option, Nonstatutory Stock Option or Restricted Stock granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means willful conduct that is materially injurious to the Company (or any Affiliate) or any successor thereto, whether financial or otherwise.

(e) “Code” means the Internal Revenue Code of 1986, as amended and any regulations issued thereunder.

(f) “Change in Control” means:

(i)  a dissolution, liquidation, or sale of all or substantially all of the assets of the Company to an entity that is not an Affiliate;

(ii) a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; provided that in either case more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger or consolidation is not owned directly or indirectly (through another entity or entities) by persons who were holders of the Company’s then-outstanding voting securities immediately prior to such merger or consolidation; or

(iii) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any Affiliate or any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

(g) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(h) “Company” means Gene Logic Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(j) “Continuous Service” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(k) “Covered Employee” shall mean an employee of the Company or any Affiliate who is subject to Code Section 162(m).

(l) “Director” means a member of the Board.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p) “Grant Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an Award under the Plan. Each Grant Agreement shall be subject to the terms and conditions of the Plan.

(q) “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a Grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(r) “Grantee” means a person to whom an Award is granted pursuant to the Plan.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 (“Regulation S-K”), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(y) “Performance Award” shall mean an Award subject to Performance Measures or other criteria as permitted under Section 8 hereof.

(z) “Performance Measure” shall mean one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company or any Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Common Stock; earnings per share of Common Stock growth; revenue; operating or net income or loss (either before or after taxes); earnings and/or net income before interest and taxes; earnings and/or net income before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; research and development objectives; business development objectives; free cash flow; Common Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied and, if so determined by the Committee and, in the case of a Performance Award to a Covered Employee, to the extent intended to meet the performance-based compensation exception under Code Section 162(m), adjusted as determined by the Committee to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

(aa) “Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

(bb) “Plan” means this 1997 Equity Incentive Plan.

(cc) “Restricted Stock” shall mean Awards under Section 7.

(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.  Administration

(a) The Plan shall be administered by the Board unless and until and to the extent that the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Incentive Stock Option, a Nonstatutory Stock Option or Restricted Stock, or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award; and the number of shares with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Grant Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or an Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) The Board may delegate administration of the Plan in full or part to the Compensation Committee of the Board or such other committee or committees consisting solely of two or more members of the Board, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule of similar import, and (ii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and/or revest in the Board the administration of the Plan or aspects of the Plan or exercise concurrent authority as to particular matters.

(d) Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board or the Committee the authority to grant Awards to certain eligible persons who are neither subject to Section 16 of the Exchange Act nor Section 162(m) of the Code in accordance with guidelines approved by the Board or the Committee; such delegate need not be an Outside Director or Non-Employee Director.

4.  Shares Subject To The Plan.

(a) Subject to the provisions of Section 12 relating to adjustments upon changes in the stock subject to the Plan, the stock that may be issued pursuant to Awards shall not exceed in the aggregate Ten Million Six Hundred Thousand (10,600,000) shares of Common Stock. Such share reserve shall consist of (i) the options granted under the 1996 Plan which are outstanding as of the Effective Date plus (ii) the shares available for grant under the 1996 Plan as of the Effective Date plus (iii) such additional number of shares of common stock as is needed to constitute the aggregate total available above. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any Restricted Stock Award is forfeited, in whole or in part, the forfeited shares shall revert to and again become available for issuance under the Plan.

(b)   The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)  One hundred percent of the shares of stock subject to the Plan may be issued pursuant to Incentive Stock Options or Nonstatutory Options issued under the Plan.

(d)  Subject to the provisions of Section 12 relating to adjustments upon changes in the stock subject to the Plan, the maximum number of shares of Common Stock that shall be issued pursuant to Awards of Restricted Stock under the Plan after its amendment and restatement by the Board in February, 2006, is three million (3,000,000). Shares of Common Stock subject to a Restricted Stock Award which are forfeited shall not be counted against the three million (3,000,000) limit in this section 4(d).

5.   Eligibility.

(a) Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants. Notwithstanding anything to the contrary herein, Awards shall not be granted under the Plan, as amended effective March 21, 2002, to Non-Employee or Outside Directors or, after June 1, 2006, to Consultants.

(b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)   Subject to the provisions of Section 12 relating to adjustments upon changes in stock:

(i)  No person shall be eligible to be granted Awards covering more than seven hundred thousand (700,000) shares of Common Stock in any calendar year.

(ii)  As a further restriction, no person shall be eligible to be granted Awards of Restricted Stock covering more than two hundred thirty three thousand three hundred thirty three (233,333) shares of Common Stock in any calendar year. Further, the limit for any person for any calendar year in section (c)(i) above shall be reduced by three (3) shares for each share subject to an Award of Restricted Stock granted to such person for such calendar year.

(iii)  If an Award is forfeited, terminated, surrendered and/or cancelled, the Award nonetheless continues to be counted against the maximum limit under this subsection 5(c) for the calendar year of grant.

6.   Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Grant Agreement or otherwise) the substance of each of the following provisions:

(a)  Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company which has been held by the Grantee for over six (6) months, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. Such legal consideration may include payment pursuant to an irrevocable direction to a broker acceptable to the Board to deliver to the Company all or part of the proceeds of the sale of Common Stock to be issued under the Option to pay the purchase price of the stock and, in the case of a Nonstatutory Stock Option, any tax withholding due. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. In addition, the “par value” of stock acquired under an Option may not be paid pursuant to a deferred compensation arrangement.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person or, during the period such person is under a legal disability, by the person’s guardian or legal representative on behalf of such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Grant Agreement; provided that if the Grant Agreement does not expressly permit transfer, then such Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order or, during the period such person is under a legal disability, by the person’s guardian or legal representative on behalf of such person. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Grantee, shall thereafter be entitled to exercise the Option. However, in no event shall any option be transferable to a third party for consideration.

(e)   Vesting.

(i)  The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Grant Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (i.e., “vested”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on the Performance Criteria or different performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(ii)  To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(f) Termination of Continued Service. In the event a Grantee’s Continuous Service terminates (other than upon the Grantee’s death or disability), the Grantee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Grant Agreement (the “Post-Termination Exercise Period”) and only to the extent that the Grantee was entitled to exercise the Option on the date Grantee’s Continuous Service terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such Post-Termination Exercise Period shall in no event (except as provided in subsection (g) or (h) below), exceed three (3) months from the date of termination. In addition, provided the requirements of Code Section 409A are met, the Board may at any time, with the consent of the Grantee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of three (3) months from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified in the Grant Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, provided the requirements of Code Section 409A are met, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

(g) Disability of Grantee. In the event a Grantee’s Continuous Service terminates as a result of the Grantee’s disability, the Grantee may exercise his or her Option (to the extent that the Grantee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Grant Agreement), or (ii) the expiration of the term of the Option as set forth in the Grant Agreement. If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h) Death of Grantee. In the event of the death of a Grantee during, or within a three (3)-month period after the termination of, the Grantee’s Continuous Service, the Option may be exercised to the extent vested by the Grantee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Grantee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Grant Agreement), or (ii) the expiration of the term of such Option as set forth in the Grant Agreement. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Early Exercise. The Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

7.  Restricted Stock.

(a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Board may at any time and from time to time grant Awards in the form of Restricted Stock under the Plan, in such amounts and subject to such terms and conditions as it determines including without limitation conditions as to (i) forfeiture, (ii) the lapse of forfeiture conditions (i.e., “vesting” of the Restricted Stock), (iii) other restrictions (including restrictions against transfer of the Restricted Stock for at least the period prior to vesting) and (iv) the lapse of any of such restrictions and conditions. Unless determined otherwise by the Board or Committee, Grantees receiving Awards in the form of Restricted Stock are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding). In no event shall any Award of Restricted Stock or any rights with respect thereto be transferable to a third party for consideration prior to vesting.

(b) Vesting Requirements, Forfeiture Conditions and Other Restrictions. Each grant for Restricted Stock shall be evidenced by a Grant Agreement that specifies, among other terms and conditions, (i) the applicable vesting requirements and the conditions under which the shares of Common Stock subject to the Award shall be forfeited back to the Company, (ii) other restrictions on such Award (including restrictions against transfer of the Restricted Stock for at least the period prior to vesting) and (iii) the time or times at which such forfeiture conditions and other restrictions shall lapse with respect to all or a specified number of the shares of Common Stock that are part of the Award. Notwithstanding the foregoing, except as provided in Section 8(b), the Board may reduce or shorten the duration of any time-based vesting condition or accelerate the lapse of vesting requirements, forfeiture conditions and other restrictions applicable to any Award of Restricted Stock to any Grantee under the Plan.

(c) Stock Issuance and Stockholder Rights. Common Stock certificates with respect to Common Stock granted pursuant to an Award of Restricted Stock shall be issued, and/or Common Stock shall be registered, at the time of grant of the Award of Restricted Stock, subject to forfeiture if the Restricted Stock does not vest. Any Common Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Award of Restricted Stock and the Grantee shall be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided herein or by the Board, during the period of restriction following issuance of Restricted Stock certificates, the Grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Board, in its discretion, may provide that any dividends or distributions paid with respect to Common Stock subject to the unvested portion of an Award of Restricted Stock will be held in escrow by the Company subject to the same vesting and other restrictions and conditions of forfeiture as the Restricted Stock to which such dividends or distributions relate.

8.   Performance Awards.

(a) In General. The Board, in its discretion, may establish targets for Performance Measures for selected participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Nonqualified Stock Options, and/or Restricted Stock to such participants upon achievement of such targets for Performance Measures during a Performance Period. The Board, in its discretion, shall determine the participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(b) Covered Employee Targets. In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Code Section 162(m), the Board shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests (i.e. becomes exerciseable in the case of an Option or the restrictions lapse without forfeiture in the case of Restricted Stock), or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved, whether any other material terms were in fact satisfied, to what extent vesting requirements are satisfied and forfeiture and other restrictions have lapsed as to any portion of the Award and to what extent Restricted Stock is forfeited. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Board prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Code Section 162(m), it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e), and the Board in interpreting the Plan shall be guided by such provisions.

(c) Nonexclusive Provision. Notwithstanding this Section 8, the Board may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance criteria other than the Performance Criteria and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Code Section 162(m) and in such case waive the deadlines for establishing performance measures in the preceding section.

9.  Covenants of The Company.

(a) During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Award or any stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

10.   Use of Proceeds From Stock.

Proceeds from the sale of stock pursuant to the exercise of Options shall constitute general funds of the Company.

11.   Miscellaneous.

(a) Right of Board to Accelerate Vesting or Lapse of Restrictions. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Award or any part thereof will vest in the case of time-based vesting or, in the case of a Performance Award, the lapse of vesting conditions and other restrictions, notwithstanding the provisions in the Grant Agreement stating the time at which it may first be exercised or the time during which it will vest.

(b) No Stockholder Rights under Options. Neither an Employee, Director nor a Consultant nor any person to whom an Option is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for, and has exercised, the Option pursuant to its terms.

(c) No Right to Continued Employment. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s By-Laws.

(d) Grantee Representations. The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the shares issuable upon the exercise or acquisition of stock under the Award have been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to evidence restrictions applicable to Restricted Stock or to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e) Tax Withholding. The Company may require, as a condition to the grant of any Award under the Plan, vesting or exercise pursuant to such Award or to the delivery of certificates for shares of Common Stock issued pursuant to the Plan or a Grant Agreement, that the Grantee satisfy any applicable federal, state or local tax withholding obligation in a manner specified by or reasonably acceptable to Company. To the extent provided by the terms of a Grant Agreement, the Grantee may satisfy such tax withholding obligation by one or more of the following means or by a combination of such means: (i) tendering a cash payment; (ii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company which have been held by the Grantee for over six (6) months or (iii) the Company’s withholding of compensation payable to the Grantee including without limitation shares of Common Stock that otherwise would be issued under the Award. However, the Fair Market Value of shares of Common Stock delivered and/or withheld for such purposes shall not be in excess of the minimum amount of tax withholding required by statute.

(f) Section 409A. The Plan is intended to comply with Code Section 409A and shall be administered, interpreted and construed in accordance with such intent.

12.   Adjustments Upon Changes In Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted with respect to the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)  In the event of a Change in Control, (i) any surviving or acquiring corporation shall assume Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Awards or to substitute similar Awards for those outstanding under the Plan, (A) with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Awards and, in the case of Options, the time during which such Awards may be exercised shall be accelerated prior to such event and, in the case of Options, the Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Awards outstanding under the Plan, such Awards shall be terminated if not vested and, in the case of Options, exercised prior to such event.

In addition, with respect to any person who was providing services as an Employee, Director or Consultant immediately prior to the consummation of the Change in Control, any Awards held by such persons shall immediately become fully vested and, in the case of Options, exercisable, and any repurchase right by the Company with respect to shares acquired by such person under an Award shall lapse, if such person’s Continuous Service is terminated other than for Cause within twelve (12) months following consummation of the Change in Control.

13.   Amendment of The Plan and Awards

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(e) The Board at any time, and from time to time, may amend the terms of any one or more Award; provided, however, that the rights and obligations under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(f)  Notwithstanding Section 13(e) above or anything to the contrary in the Plan, the Board shall not have the authority to modify Options granted under the Plan in a manner that will have the effect of repricing the Options to a lower exercise price, or to replace or regrant outstanding Options issued under the Plan through either cancellation and reissuance of Options with a lower exercise price or cancellation of Options and issuance of other Awards to the respective holders in exchange for the cancelled Options except (i) in connection with a change in capitalization pursuant to Section 12 or (ii) with stockholder approval.

14.   Termination Or Suspension of The Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 7, 2013. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

15.   Stockholder Approval.

No Awards shall be granted under the terms and conditions of the Plan, as amended and restated by the Board on April 10, 2006, unless the amendment and restatement of the Plan is approved by the stockholders of the Company during the 2006 annual meeting of the stockholders of the Company. In the absence of such stockholder approval, the Plan shall remain in effect as it existed immediately prior to such amendment and restatement.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.		FOR	AGAINST	ABSTAIN
Proposal 1:	To elect two directors to hold office until the 2009 Annual Meeting of Stockholders.		Proposal 2:	To approve an Amended and Restated 1997 Equity Incentive Plan (including to authorize the issuance of restricted stock awards, establish a process for performance-based awards and extend the term of the Plan).	☐	☐	☐

	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below. listed to the left
			MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.		FOR	AGAINST	ABSTAIN
Nominees: (01) Charles L. Dimmler III (02) G. Anthony Gorry, Ph.D.	☐	☐	Proposal 3:	To ratify selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)’ NAME(S) OR NUMBER(S) BELOW.			PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature ________________________________ Signature ________________________________ Date ______________
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.eproxy.com/glgc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

GENE LOGIC INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2006
     The undersigned hereby appoints Mark D. Gessler and Philip L. Rohrer, Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of GENE LOGIC INC. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of GENE LOGIC INC. to be held at the Company's offices located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, on Thursday, June 1, 2006 at 3:00 p.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE OTHER SIDE.
(CONTINUED AND TO BE SIGNED ON OTHER SIDE.)
Address Change/Comments (Mark the corresponding box on the reverse side)

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